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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

April 5, 2004

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Leucadia National Corporation of our report dated January 27, 2004 relating to the financial statements of Olympus Re Holdings, Ltd., which appear in Leucadia National Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers

Chartered Accountants